Calculation of Filing Fee Tables
N-2
Felicitas Private Markets Fund
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Shares of Beneficial Interest	415(a)(6)			$ 47,891,728.00			N-2	333-268699	11/30/2023	$ 5,277.67
			Total Offering Amounts:				$ 47,891,728.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, this Registration Statement carries forward an estimated $47,891,728 of shares of beneficial interest that were previously registered pursuant to Registrant's Registration Statement on Form N-2 (File Nos. 333-268699 and 811-23842) initially effective November 30, 2023 (the "Prior Registration Statement) and which remain unsold as of the filing date of this Registration Statement (the "Unsold Shares"). Pursuant to Rule 415(a)(6), the registration fees in the amount of $5,277.67 previously paid with respect to the Unsold Shares will continue to be applied to such Unsold Shares. Pursuant to Rule 415(a)(6), the offering of Unsold Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date